Exhibit 99.1

2941 Fairview Park Drive, Suite 100
Falls Church, VA 22042-4513	News
www.generaldynamics.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

January 30, 2019

General Dynamics Reports Fourth-Quarter, Full-Year 2018 Results

•	Fourth-quarter earnings from continuing operations up 42.9% to $909 million

•	Full-year earnings from continuing operations up 15.3% to $3.4 billion

•	Fourth-quarter diluted EPS from continuing operations up 46.2% to $3.07

•	Full-year diluted EPS from continuing operations up 17.4% to $11.22

•	Company-wide revenue increased 16.9% year-over-year

•	Full-year revenue growth in all five segments

FALLS CHURCH, Va. - General Dynamics (NYSE: GD) today reported full-year earnings from continuing operations of $3.4 billion on revenue of $36.2 billion, and quarterly earnings from continuing operations of $909 million on $10.4 billion in revenue. Year-over-year revenue grew in all five segments.

Fourth-quarter 2018 earnings from continuing operations, which grew 42.9 percent over fourth-quarter 2017, would have grown 20.4 percent absent a one-time, non-cash decrement to earnings in 2017 from the 2017 Tax Cuts and Jobs Act. On a per share basis, diluted earnings per share (EPS) from continuing operations was $3.07, a 46.2 percent increase over the year-ago quarter. For the year, diluted EPS from continuing operations was $11.22, a 17.4 percent increase from 2017.

“General Dynamics delivered solid performance in 2018,” said Phebe N. Novakovic, chairman and chief executive officer. “Our Aerospace segment successfully managed through a new model transition while achieving good order intake. Our defense businesses had strong operating performance and continued to book significant new business.”

Segment Highlights
Aerospace
Aerospace’s 2018 full-year revenue was $8.5 billion, with operating earnings of $1.5 billion and an operating margin of 17.6 percent, even with its ongoing transition to new aircraft models. Book-to-bill was 0.8-to-1.0 for the quarter and 0.9-to-1.0 for the year. Gulfstream delivered the first all-new G500 in the third quarter and continued G500 deliveries in the fourth quarter.

– more –

Combat Systems
Combat Systems reported 2018 full-year revenue of $6.2 billion, up 4.9 percent over 2017. Operating earnings were $962 million and operating margin was 15.4 percent. The group achieved a book-to-bill of 1.3-to-1.0 for the fourth quarter, building on significant awards earlier in the year including M1A2 Abrams tank upgrades and additional Stryker double-V-hull vehicles. The group was also selected to deliver prototype vehicles for the U.S. Army’s Mobile Protected Firepower (MPF) program.

Information Technology
Information Technology had 2018 full-year revenue of $8.3 billion, up 87.5 percent over 2017 and up 4.3 percent excluding the acquisition of CSRA. Operating earnings for the year were $608 million, up 63 percent over 2017. The combination of General Dynamics Information Technology and CSRA in the second quarter created a premier service provider to customers across defense, intelligence and federal civilian markets. The group achieved a book-to-bill of 1.0-to-1.0 for the year, with $8 billion in backlog and $25 billion in total estimated contract value.

Mission Systems
Mission Systems’ 2018 full-year revenue was $4.7 billion, up 5.5 percent over 2017. Operating earnings were $659 million, up 3.3 percent over 2017. Operating margin for the year was 13.9 percent. The group had a book-to-bill of 1.0-to-1.0 for the year, with many significant orders including a $3.9 billion maximum potential indefinite delivery, indefinite quantity (IDIQ) contract for the U.S. Army’s Common Hardware Systems-5 (CHS-5) program.

Marine Systems
Marine Systems reported 2018 full-year revenue of $8.5 billion, up 6.2 percent over 2017. Operating earnings grew by 11.1 percent to $761 million, and operating margin for the year expanded 40 basis points to 9 percent. In 2018, the segment won several key contracts as well as $607 million in contract modifications on its $6.1 billion potential value contract to perform design and development work for the Columbia ballistic missile submarine. Book-to-bill grew year-over-year from 1.2-to-1.0 to 1.3-to-1.0.

Cash
Net cash provided by operating activities for the year totaled $3.1 billion. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $2.5 billion in 2018, after a $255 million discretionary pension plan contribution.

Capital Deployment
The company repurchased 7.6 million of its outstanding shares in the fourth quarter of 2018, and 10.1 million of its outstanding shares for $1.8 billion for the year. The company paid out $1.1 billion in dividends in 2018.

– more –

Backlog
Total backlog at the end of 2018 was $67.9 billion, up 7.4 percent from 2017. The estimated potential contract value, representing management’s estimate of value in unfunded IDIQ contracts and unexercised options, was $35.5 billion, up 43.2 percent from 2017. Total estimated contract value, the sum of all backlog components, was $103.4 billion, up 17.5 percent from 2017. Orders remained strong across the company with a consolidated book-to-bill of 1.0-to-1.0 for the year.

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; IT services; C4ISR solutions; and shipbuilding and ship repair. The company’s 2018 revenue was $36.2 billion. More information is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter and full-year 2018 financial results conference call at 9 a.m. EST on Wednesday, January 30, 2019. The webcast will be a listen-only audio event available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on January 30 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 412-317-0088); passcode 10127475. The phone replay will be available through February 6, 2019. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results for the quarter and year ended December 31, 2018, are available on its website at www.generaldynamics.com. General Dynamics intends to supplement those charts on its website after its earnings call today to include information about 2019 guidance presented on its earnings call.

– more –

EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31		Variance
	2018	2017*	$	%
Revenue	$10,378	$8,277	$2,101	25.4%
Operating costs and expenses	(9,152)	(7,217)	(1,935)
Operating earnings	1,226	1,060	166	15.7%
Interest, net	(112)	(27)	(85)
Other, net	18	(25)	43
Earnings before income tax	1,132	1,008	124	12.3%
Provision for income tax, net	(223)	(372)	149
Net earnings	$909	$636	$273	42.9%
Earnings per share—basic	$3.10	$2.14	$0.96	44.9%
Basic weighted average shares outstanding	293.2	297.0
Earnings per share—diluted	$3.07	$2.10	$0.97	46.2%
Diluted weighted average shares outstanding	296.4	302.4

*
Prior-period information has been restated for the adoption of Accounting Standards Update (ASU) 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which we adopted on January 1, 2018.

– more –

EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Year Ended December 31		Variance
	2018 (a)	2017 (b)	$	%
Revenue	$36,193	$30,973	$5,220	16.9%
Operating costs and expenses	(31,736)	(26,737)	(4,999)
Operating earnings	4,457	4,236	221	5.2%
Interest, net	(356)	(103)	(253)
Other, net	(16)	(56)	40
Earnings from continuing operations before income tax	4,085	4,077	8	0.2%
Provision for income tax, net	(727)	(1,165)	438
Earnings from continuing operations	3,358	2,912	446	15.3%
Discontinued operations, net of tax	(13)	—	(13)
Net earnings	$3,345	$2,912	$433	14.9%
Earnings per share—basic
Continuing operations	$11.37	$9.73	$1.64	16.9%
Discontinued operations	(0.04)	—	(0.04)
Net earnings	$11.33	$9.73	$1.60	16.4%
Basic weighted average shares outstanding	295.3	299.2
Earnings per share—diluted
Continuing operations	$11.22	$9.56	$1.66	17.4%
Discontinued operations	(0.04)	—	(0.04)
Net earnings	$11.18	$9.56	$1.62	16.9%
Diluted weighted average shares outstanding	299.2	304.6

(a)
2018 results include the unfavorable impact of one-time charges of approximately $75 associated with costs to complete the acquisition of CSRA Inc. In the table above, approximately $45 of compensation-related costs was reported in operating costs and expenses, and approximately $30 of transaction costs was reported in other, net.

(b)	Prior-period information has been restated for the adoption of ASU 2017-07, which we adopted on January 1, 2018.

– more –

EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended December 31		Variance
	2018	2017*	$	%
Revenue:
Aerospace	$2,704	$1,982	$722	36.4%
Combat Systems	1,744	1,748	(4)	(0.2)%
Information Technology	2,382	1,232	1,150	93.3%
Mission Systems	1,251	1,255	(4)	(0.3)%
Marine Systems	2,297	2,060	237	11.5%
Total	$10,378	$8,277	$2,101	25.4%
Operating earnings:
Aerospace	$382	$336	$46	13.7%
Combat Systems	261	260	1	0.4%
Information Technology	194	95	99	104.2%
Mission Systems	181	187	(6)	(3.2)%
Marine Systems	213	167	46	27.5%
Corporate	(5)	15	(20)	(133.3)%
Total	$1,226	$1,060	$166	15.7%
Operating margin:
Aerospace	14.1%	17.0%
Combat Systems	15.0%	14.9%
Information Technology	8.1%	7.7%
Mission Systems	14.5%	14.9%
Marine Systems	9.3%	8.1%
Total	11.8%	12.8%

*	Prior-period information has been restated for the adoption of ASU 2017-07, which we adopted on January 1, 2018.

– more –

EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31		Variance
	2018 (a)	2017 (b)	$	%
Revenue:
Aerospace	$8,455	$8,129	$326	4.0%
Combat Systems	6,241	5,949	292	4.9%
Information Technology	8,269	4,410	3,859	87.5%
Mission Systems	4,726	4,481	245	5.5%
Marine Systems	8,502	8,004	498	6.2%
Total	$36,193	$30,973	$5,220	16.9%
Operating earnings:
Aerospace	$1,490	$1,577	$(87)	(5.5)%
Combat Systems	962	937	25	2.7%
Information Technology	608	373	235	63.0%
Mission Systems	659	638	21	3.3%
Marine Systems	761	685	76	11.1%
Corporate	(23)	26	(49)	(188.5)%
Total	$4,457	$4,236	$221	5.2%
Operating margin:
Aerospace	17.6%	19.4%
Combat Systems	15.4%	15.8%
Information Technology	7.4%	8.5%
Mission Systems	13.9%	14.2%
Marine Systems	9.0%	8.6%
Total	12.3%	13.7%

(a)
2018 results include the unfavorable impact of approximately $45 of compensation-related one-time charges associated with costs to complete the acquisition of CSRA Inc. This amount was reported as a reduction of Corporate operating earnings in the table above.

(b)	Prior-period information has been restated for the adoption of ASU 2017-07, which we adopted on January 1, 2018.

– more –

EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and equivalents	$963	$2,983
Accounts receivable	3,759	3,617
Unbilled receivables	6,576	5,240
Inventories	5,977	5,303
Other current assets	914	1,185
Total current assets	18,189	18,328
Noncurrent assets:
Property, plant and equipment, net	4,348	3,517
Intangible assets, net	2,585	702
Goodwill	19,594	11,914
Other assets	692	585
Total noncurrent assets	27,219	16,718
Total assets	$45,408	$35,046
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$973	$2
Accounts payable	3,179	3,207
Customer advances and deposits	7,270	6,992
Other current liabilities	3,317	2,898
Total current liabilities	14,739	13,099
Noncurrent liabilities:
Long-term debt	11,444	3,980
Other liabilities	7,493	6,532
Total noncurrent liabilities	18,937	10,512
Shareholders’ equity:
Common stock	482	482
Surplus	2,946	2,872
Retained earnings	29,326	26,444
Treasury stock	(17,244)	(15,543)
Accumulated other comprehensive loss	(3,778)	(2,820)
Total shareholders’ equity	11,732	11,435
Total liabilities and shareholders’ equity	$45,408	$35,046

– more –

EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31
	2018	2017
Cash flows from operating activities—continuing operations:
Net earnings	$3,345	$2,912
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	493	362
Amortization of intangible assets	270	79
Equity-based compensation expense	140	123
Deferred income tax (benefit) provision	(3)	401
Discontinued operations, net of tax	13	—
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	417	(195)
Unbilled receivables	(800)	(987)
Inventories	(591)	(182)
Other current assets	310	207
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(197)	657
Customer advances and deposits	36	264
Other, net	(285)	235
Net cash provided by operating activities	3,148	3,876
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(10,099)	(399)
Capital expenditures	(690)	(428)
Proceeds from sales of assets	562	50
Other, net	(7)	(11)
Net cash used by investing activities	(10,234)	(788)
Cash flows from financing activities:
Proceeds from fixed-rate notes	6,461	985
Purchases of common stock	(1,769)	(1,558)
Dividends paid	(1,075)	(986)
Proceeds from floating-rate notes	1,000	—
Proceeds from (repayments of) commercial paper, net	851	—
Repayment of CSRA accounts receivable purchase agreement	(450)	—
Proceeds from stock option exercises	136	163
Repayment of fixed-rate notes	—	(900)
Other, net	(68)	(103)
Net cash provided (used) by financing activities	5,086	(2,399)
Net cash used by discontinued operations	(20)	(40)
Net (decrease) increase in cash and equivalents	(2,020)	649
Cash and equivalents at beginning of year	2,983	2,334
Cash and equivalents at end of year	$963	$2,983

– more –

EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2018		2017
	Fourth Quarter		Fourth Quarter
Other Financial Information:
Return on equity (a)	28.1%		26.6%
Debt-to-equity (b)	105.8%		34.8%
Debt-to-capital (c)	51.4%		25.8%
Book value per share (d)	$40.64		$38.52
Income tax payments, net	$227		$219
Company-sponsored research and development (e)	$146		$154
Shares outstanding	288,698,149		296,895,608

Non-GAAP Financial Measures:
	2018		2017
	Fourth Quarter	Twelve Months	Fourth Quarter	Twelve Months
Earnings before interest, taxes, depreciation and amortization:
Earnings from continuing operations	$909	$3,358	$636	$2,912
Interest, net	112	356	27	103
Provision for income tax, net	223	727	372	1,165
Depreciation of property, plant and equipment	141	493	93	362
Amortization of intangible assets	80	270	22	79
Earnings before interest, taxes, depreciation and amortization (f)	$1,465	$5,204	$1,150	$4,621

Free cash flow from operations:
Net cash provided by operating activities	$2,067	$3,148	$1,994	$3,876
Capital expenditures	(243)	(690)	(155)	(428)
Free cash flow from operations (g)	$1,824	$2,458	$1,839	$3,448

Return on invested capital:
Earnings from continuing operations		$3,358		$2,912
After-tax interest expense		295		76
After-tax amortization expense		213		51
Net operating profit after taxes		3,866		3,039
Average invested capital		25,367		18,099
Return on invested capital (h)		15.2%		16.8%

Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

– more –

EXHIBIT G (cont.)
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.

(b)	Debt-to-equity ratio is calculated as total debt divided by total equity as of year end.

(c)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of year end.

(d)	Book value per share is calculated as total equity divided by total outstanding shares as of year end.

(e)	Includes independent research and development and Aerospace product-development costs.

(f)
We believe earnings before interest, taxes, depreciation and amortization (EBITDA) is a useful measure for investors because it provides another measure of our profitability and our ability to service our debt. We calculate EBITDA by adding back interest, taxes, depreciation and amortization to earnings from continuing operations. The most directly comparable GAAP measure to EBITDA is earnings from continuing operations.

(g)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a key performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(h)
We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and shareholders’ equity excluding accumulated other comprehensive loss. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.

– more –

EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Fourth Quarter 2018:
Aerospace	$11,208	$167	$11,375	$3,130	$14,505
Combat Systems	16,174	424	16,598	4,187	20,785
Information Technology	4,717	3,248	7,965	17,066	25,031
Mission Systems	4,890	445	5,335	7,409	12,744
Marine Systems	18,837	7,761	26,598	3,703	30,301
Total	$55,826	$12,045	$67,871	$35,495	$103,366
Third Quarter 2018:
Aerospace	$11,696	$173	$11,869	$2,239	$14,108
Combat Systems	15,865	395	16,260	3,857	20,117
Information Technology	5,222	4,731	9,953	17,365	27,318
Mission Systems	5,024	587	5,611	7,453	13,064
Marine Systems	16,615	9,221	25,836	3,797	29,633
Total	$54,422	$15,107	$69,529	$34,711	$104,240
Fourth Quarter 2017:
Aerospace	$12,319	$147	$12,466	$1,955	$14,421
Combat Systems	17,158	458	17,616	3,154	20,770
Information Technology	2,140	1,471	3,611	10,114	13,725
Mission Systems	4,542	721	5,263	4,761	10,024
Marine Systems	15,872	8,347	24,219	4,809	29,028
Total	$52,031	$11,144	$63,175	$24,793	$87,968

*
The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

– more –

EXHIBIT H-1
BACKLOG AND ESTIMATED CONTRACT VALUE - (UNAUDITED)
DOLLARS IN MILLIONS

$125,000
$100,000
$75,000
$50,000
$25,000
$0
$91,128
$90,875
$89,063
$87,231
$85,013
$82,994
$89,655
$87,968
$87,617
$98,963
$104,240
$103,366
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
Funded Backlog
Unfunded Backlog
Estimated Potential Contract Value

– more –

EXHIBIT H-2
BACKLOG AND ESTIMATED CONTRACT VALUE BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

Funded Backlog	Unfunded Backlog	Estimated Potential Contract Value

– more –

EXHIBIT I
FOURTH QUARTER 2018 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the fourth quarter of 2018:
Combat Systems:

•	$715 from the U.S. Army to upgrade Abrams tanks to the M1A2 System Enhancement Package Version 3 configuration.

•	$385 from the Army for additional Stryker double-V-hull vehicles.

•	$335 from the Army to develop and deliver 12 prototype vehicles for the Mobile Protected Firepower (MPF) program.

•	$95 for the production of Army Ground Mobility Vehicles (AGMVs) and associated kits.

•	$45 from the Army for the production of Abrams Expedited Active Protection System (ExAPS) armored mounting kits and ballast kits.

•	$45 to supply 155mm ammunition to the Australian Department of Defence.
Information Technology:

•	$140 for several key contracts to provide intelligence services to classified customers.

•	$105 from the National Geospatial-Intelligence Agency (NGA) for information technology (IT) lifecycle management and virtual desktop services.

•	$50 to provide operations and maintenance support services for the Transportation Security Administration (TSA).

•	$45 to provide IT, information assurance and cybersecurity services for the F-35 Joint Strike Fighter Virtual Enterprise network and workstations.

•	$40 to provide IT management and support services for two cloud-based infrastructure locations.

•	$30 to provide operations and maintenance support services for a Department of Homeland Security (DHS) data center.
Mission Systems:

•	$185 from the U.S. Navy for combat and seaframe control systems on Independence-variant Littoral Combat Ships.

•	$90 from the Navy to provide fire control system modifications for ballistic-missile (SSBN) and guided-missile (SSGN) submarines.

•	$80 from the Army for computing and communications equipment under the Common Hardware Systems-5 (CHS-5) program.

•
$55 to provide engineering, integration and software support services for the Canadian Army’s Land Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) System.

•	$35 to build circuit card assemblies for the Trident missile D5 life extension program.

•	$30 to provide equipment and installation of video surveillance receivers for the Federal Bureau of Investigation (FBI).
Marine Systems:

•	$925 from the Navy for the design and construction of two T-AO-205 fleet replenishment oilers and long-lead materials for a third T-AO-205 oiler.

•	$910 from the Navy for the construction of an Arleigh Burke-class (DDG-51) guided-missile destroyer.

•	$350 from the Navy to provide design and development and lead yard services for Virginia-class submarines.

•	$180 from the Navy for Advanced Nuclear Plant Studies (ANPS) in support of the Columbia-class submarine program.

•	$70 from the Navy for design, planning yard, engineering and technical support services for in-service nuclear submarines.

•	$45 from the Navy to provide non-nuclear maintenance and repair services for submarines located at the Naval Submarine Support Facility in New London, Connecticut.

– more –

EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Fourth Quarter		Twelve Months
	2018	2017	2018	2017
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	34	23	92	90
Mid-cabin aircraft	8	7	29	30
Total	42	30	121	120
Pre-owned Aircraft Deliveries (units):	3	1	7	5

Aerospace Book-to-Bill:
Orders	$2,117	$2,568	$7,596	$7,579
Revenue (excluding pre-owned aircraft sales)	2,650	1,969	8,322	8,062
Book-to-Bill Ratio*	0.80x	1.30x	0.91x	0.94x

*	Does not include contract amendments, customer defaults, pricing adjustments, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

# # #